Q2 '19
Earnings Results

(NYSE: STAR)

Forward-Looking Statements and Other Matters

Statements in this presentation which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or publicly revise any forward looking statement, whether as a result of new information, future events or otherwise.

This presentation should be read in conjunction with our consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018. In assessing all forward-looking statements herein, readers are urged to read carefully all cautionary statements in our Form 10-K.

Factors that could cause actual results to differ materially from iStar's expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company's ability to expand its ground lease business directly and through SAFE, the Company's ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions and asset impairments, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company's ability to maintain compliance with its debt covenants, the Company's ability to generate income and gains from operating properties and land and other risks detailed in "Risk Factors" in our 2018 Annual Report on Form 10-K, and any updates thereto made in our subsequent fillings with the SEC.

Note: Please refer to the Glossary at the end of this presentation for a list of defined terms and metrics.

Investor Relations Contact
Jason Fooks
Senior Vice President
212.930.9400
investors@istar.com

iStar

I. Highlights

Q2 '19 Highlights

Record Earnings	Significant Transactions	Safehold Performance	Highlighting Value
EPS **$4.55**	Preferred Freezer **$220M Gain**	**+38%** SAFE Stock in Q2	**+115%** Q/Q GAAP Common Equity per Share
Adj. EPS **$3.98**	Bowlero **$180M Gain**		**+65%** Q/Q Adj. Common Equity per Share(1)

(1) Inclusive of SAFE mark-to-market.

Unlocking Portfolio Value

Preferred Freezer

Sold portfolio of seven cold storage facilities for $440M, generating a

$220M Gain

Bowlero

Expanded relationship with $112M new investment and extended lease terms to 2047, resulting in a

$180M Gain

iStar

Q2 '19 Investment Activity

$154M
Investment Fundings

$53M
CapEx

$39M
Share Repurchases

$7M
SAFE Purchases

$253M
Investment Activity

Safehold Highlights



NYSE: SAFE
+38%
$21.81
$30.20
3/31/2019
6/30/2019

iStar owns 20.6M shares of SAFE (67% of shares outstanding) at a gross book value of $412M and a market value of $622M

Raised investment target to **$1B** from $750M

W.A. Debt Maturity Extended to **23 Yrs**

237% Y/Y Net Income Growth

71% Y/Y Portfolio Growth

STAR's Growing Equity Value per Share

Common Equity per Share

(Net of Depreciation, Amortization and General Reserves)



+158%
MTM to MTM
$5.23
$4.62
$13.47
$9.95
Q1 '19 + SAFE MTM
Q2 '19 + SAFE MTM

Adj. Common Equity per Share

(Gross of Depreciation, Amortization and General Reserves)



+65%
MTM to MTM
$10.92
$10.43
$18.02
$14.65
Q1 '19 + SAFE MTM
Q2 '19 + SAFE MTM

Note: Shown per basic share. Mark-to-market presented based on SAFE stock price of $30.20 at the end of Q2 and $21.81 at the end of Q1. Please refer to reconciliation in the Appendix for more information.

II. Portfolio Overview

$4.7B Portfolio Breakdown


Business Line
Net Lease $2,051 43%
SAFE $412 9%
RE Finance $871 19%
Land $721 15%
Cash $330 7%
Operating Property $296 6%
Corporate & Other $44 1%


Property Type(1)
Office / Industrial $1,246 28%
Entertainment / Leisure $951 22%
Land $801 18%
Ground Leases $429 10%
Hotel $314 7%
Mixed Use $234 5%
Other $150 4%
Multifamily $143 3%
Condo $65 2%
Retail $61 1%


Geographic Region(1)
Northeast $1,533 35%
West $744 17%
Mid Atlantic $622 14%
Southeast $520 12%
Southwest $461 11%
Central $360 8%
Various $153 3%

Note: $ in millions unless otherwise specified. Figures based on Gross Book Value of the Company's total investment portfolio and includes 100% of the assets of iStar's consolidated joint ventures and the carrying value of iStar's investment in non-consolidated joint ventures and affiliates.
(1) Excludes cash.

Investment Details

New Originations (Commitments)

	Q3 '18	Q4 '18	Q1 '19	Q2 '19
Real Estate Finance	$113	$45	$13	-
Net Lease	2	52	361	$118
Corporate & Other	-	-	-	35
Total	$115	$97	$375	$153

Fundings / CapEx

	Q3 '18	Q4 '18	Q1 '19	Q2 '19
Real Estate Finance	$135	$70	$66	$55
Net Lease	22	55	367	68
Operating Properties	20	8	6	10
Land & Development	38	31	41	43
Corporate & Other	-	-	-	37
Total	$215	$163	$480	$213

Sales / Repayments

	Q3 '18	Q4 '18	Q1 '19	Q2 '19
Real Estate Finance	$163	$118	$164	$72
Net Lease	-	41	11	443
Operating Properties	33	119	67	16
Land & Development	20	40	39	14
Total	$217	$318	$281	$544

- Expanded relationship with Bowlero through $112M investment
- $160M of loan, net lease and strategic investments in Q2 '19
- Land & Development capex primarily relates to Asbury Park, which is expected to significantly decrease once construction is completed at Ocean Club in Q3 '19
- Net lease proceeds driven by sale of seven property Preferred Freezer portfolio

iStar

Note: $ in millions.

III. Business Segments

Safehold (NYSE: SAFE)

- Ownership
  - 20.6M shares (67% of shares outstanding)
  - Gross book value $412M or $20.02 per share
  - Market value of $622M based on closing price of $30.20 per share on June 30, 2019
- SAFE's Q2 '19 results were highlighted by:
  - 71% aggregate portfolio growth Q2 '18 to $1.1B
  - Upsized 2019 investment target from $750M to $1B
  - Increased revolving credit facility commitments by $100M(1)
  - $186M in closed deals and signed PSAs in Q2 '19
  - Closed financings totaling $287M and extended w.a. debt maturity to 23 years(1)

SAFE Earnings

	Q2 '19	Y-Y
Net Income	$5.9M	+237%
EPS	$0.18	+88%


>60 yrs
75%
Lease Term
Remaining
(w/ Extensions)
<20 yrs
21%
20-60 yrs
4%


Office & Industrial
47%
Property Type
Hotel
27%
Multifamily
26%


Mid Atlantic
27%
West
28%
Geographic
Region
Central
14%
Southeast
12%
Southwest
2%
Northeast
8%
Northwest
9%

Note: $ in millions. Graphs are presented as gross book value of portfolio of $1,051M excluding $83M of forward commitments. Please refer to SAFE earnings presentation for a Glossary of defined terms.
(1) Inclusive of closings completed in Q2 '19 and subsequent to the end of the quarter through July 26, 2019.

Net Lease Portfolio


Net Lease
Venture I
$889
36%
Net Lease
Portfolio
$2.5B
Net Lease
Venture II
$6
0%
Wholly-Owned
$1,156
47%
SAFE
$412
17%

iStar Ownership Breakdown

Wholly-Owned	100% Ownership	Consolidated
Net Lease Venture I	51.9% Ownership	Consolidated(1)
Net Lease Venture II	51.9% Ownership	Equity Method
SAFE	66.5% Ownership	Equity Method

Note: $ in millions, unless otherwise specified. Figures presented as of 6/30/19.
(1) Upon the expiration of the investment period on June 30, 2018, the Company began consolidating Net Lease Venture I for financial reporting purposes.

Net Lease Consolidated Assets

	Wholly-Owned	Net Lease Venture I	Total Consolidated
Gross Book Value	$1,156	$889	$2,045
Occupancy	97.5%	100.0%	98.4%
Square Feet (000s)	10,596	5,707	16,303
W.A. Remaining Lease Term	17.9 yrs	17.6 yrs	17.8 yrs
W.A. Yield	9.0%	8.0%	8.6%


W.A. Remaining Lease Term
>10 Years 70%
<1 Year 2%
1-5 Years 11%
6-10 Years 17%


Property Type
Office / Industrial $1,036 50%
Entertainment / Leisure $935 46%
Ground Lease $17 1%
Other $57 3%


Geographic Region
Northeast $675 33%
Mid Atlantic $367 18%
West $269 13%
Southeast $256 13%
Southwest $237 12%
Central $232 11%
Other $9 0%

iStar

Note: $ in millions. Please refer to the Glossary slides for additional details regarding definitions and calculations.

Real Estate Finance Portfolio

	Performing Loans			
	Loans ($)	W.A. Last $ LTV	W.A. Yield	W.A. Maturity (yrs)
First mortgages / Senior debt	$634	55%	9.1%	1.9
Mezzanine / Subordinated debt	211	85%	9.0%	3.5
Total Performing Loans	**$845**	**62%**	**9.1%**	**2.3**
NPLs	25			
Total Real Estate Finance	**$871**			

Real Estate Finance Portfolio Breakdown



Hotel
$267
31%
Mixed Use
$194
22%
Property Type
Multifamily
$112
13%
Office / Industrial
$94
11%
Land
$80
9%
Condo
$53
6%
Other
$49
6%
Retail
$22
2%



Floating
83%
Rate Type(1)
Fixed
17%



Northeast
$368
42%
West
$194
22%
Geographic Region
Southeast
$114
13%
Central
$54
6%
Southwest
$29
3%
Mid Atlantic
$12
2%
Various
$100
12%

Note: $ in millions. Includes $30M consolidated first mortgage participations not held by iStar. Please refer to the Glossary slides for additional details regarding definitions and calculations.
(1) Excludes non-performing loans.

Legacy Asset Update

Legacy Asset Balance

Short-Term vs. Long-Term



$1,739
177
933
629
-44%
$969
25
721
223
Q4 '17
Q2 '19
Operating Properties (Legacy)
Land & Development (Legacy)
Real Estate Finance (Legacy)
$563M
Long-Term
$406M
Short-Term(1)

Note: Figures in millions.
(1) The Company intends to sell the bulk of its short-term legacy assets by the end of 2020.

III. Capital Structure

Capital Structure Overview

Credit Metrics	
Cash	$330M
Debt, net of cash	$2,738M
Total Equity	$1,124M
Adj. Total Equity	$1,416M
Leverage[1]	1.9x

Shares	Basic
Shares Outstanding	62.2M
Common Equity	$619M
Common Equity per Share	$9.95
Adjusted Common Equity	$911M
Adj. Common Equity per Share	$14.65

Liquidity	
Cash	$330M
Revolving Credit Facility Availability	$325M
Total Liquidity	$655M


Adjusted Total Equity $1.4B
Total Debt $3.1B(4)
Common Equity $619M
Acc. D&A / Gen. Res. $292M(2)
Preferred Equity $505M(3)
Senior Unsecured Debt $1.8B
Secured Debt $1.3B(5)
Adjusted Common Equity $911M

Note: Please refer to "Adjusted Common Equity Reconciliation" slide at the end of this presentation for more information.
(1) Corporate leverage is the ratio of total debt less cash and cash equivalents divided by Adjusted Total Equity.
(2) Includes accumulated depreciation, amortization, general reserves, and iStar's proportionate share of accumulated depreciation and amortization relating to equity method investments.
(3) Represents liquidation preference of preferred equity.
(4) Debt is presented net of fees and discounts.
(5) Includes $482M of consolidated, asset-specific non-recourse mortgage debt of Net Lease Venture I.

iStar

Corporate Debt Maturity Profile

Debt Profile		
2020		
Sep.	$400	4.625%
2021		
Jul.	$275	6.50%
2022		
Apr.	$375	6.00%
Sep.	400	5.25%
Sep.	288	3.125%
	$1,063	
2023		
Jun.	$644	L + 275
2035		
Oct.	$100	L + 150
Non-Recourse Mortgage Financings[2]		
Various/W.A.	$631	4.50%
Total/W.A.	**$3,112**	**4.95%**



800
700
600
500
400
300
200
100
0
$325 (1)
$400
$275
$375
$288
$400
$644
$100
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20
Q3 '20
Q4 '20
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22
Q3 '22
Q4 '22
Q1 '23
Q2 '23
Q3' 23
Thereafter
Unsecured Debt
Secured Term Loan
Convertible Notes
Revolver

Note: $ in millions. Excludes extension options.
(1) $325M revolver undrawn as of 6/30/19.
(2) Represents individual non-recourse mortgages on net lease assets, including consolidated mortgage debt on assets held by Net Lease Venture I. Rates presented after giving effect to interest rate hedges.

IV. Appendix

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Revenues				
Operating lease income	$55,185	$44,609	$114,100	$90,407
Interest income	20,341	25,212	40,716	51,909
Interest Income from sales-type leases	3,817	-	3,817	-
Other income	10,050	20,823	24,863	36,142
Land development revenue	9,075	80,927	21,774	357,356
Total revenues	$98,468	$171,571	$205,270	$535,814
Cost and Expenses				
Interest expense	$43,752	$43,172	$90,329	$88,353
Real estate expenses	22,038	37,043	47,978	73,224
Land development cost of sales	9,236	83,361	23,684	306,768
Depreciation and amortization	13,718	10,767	29,386	21,878
General and administrative	17,598	19,725	34,448	39,448
General and administrative – stock-based compensation	9,705	3,503	13,954	12,593
Provision for loan losses	110	18,892	13	18,037
Impairment of assets	1,102	6,088	4,953	10,188
Other expense	11,883	3,716	12,391	4,882
Total costs and expenses	$129,142	$226,267	$257,136	$575,371
Income from sales of real estate	220,523	56,895	229,930	73,943
Income from operations before earnings from equity method investments and other items	$189,849	$2,199	$178,064	$34,386
Earnings from equity method investments	3,640	(7,278)	8,949	(3,946)
Selling profit from sales-type leases	180,416	-	180,416	-
Income tax expense	(214)	(128)	(240)	(249)
Gain on consolidation of equity method investment	-	67,877	-	67,877
Loss on early extinguishment of debt	-	(2,164)	(468)	(2,536)
Net income	$373,691	$60,506	$366,721	$95,532
Net (income) loss attributable to noncontrolling interests	(2,852)	(9,509)	(5,323)	(9,604)
Net income attributable to iStar	$370,839	$50,997	$361,398	$85,928
Preferred dividends	(8,124)	(8,124)	(16,248)	(16,248)
Net income allocable to common shareholders	$362,715	$42,873	$345,150	$69,680

Note: Unaudited. $ in thousands.

iStar

Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,	
Earnings Information for Common Shares	2019	2018	2019	2018
Net income(1)				
Basic	$5.67	$0.63	$5.24	$1.03
Diluted	$4.55	$0.54	$4.26	$0.89
Adjusted income(1)				
Basic	$4.95	$0.64	$4.81	$1.42
Diluted	$3.98	$0.55	$3.92	$1.21
Weighted average shares outstanding				
Basic	64,019	67,932	65,873	67,922
Diluted	80,259	83,694	82,011	83,682
Common shares outstanding at the end of period	62,202	67,968	62,202	67,968

iStar

Note: Unaudited. In thousands, except per share data.
(1) Allocable to common shareholders after the effect of preferred dividends, non-controlling interests and income from sales of real estate.

Adjusted Income Reconciliation

	Three Months Ended June 30,			Six Months Ended June 30,		
	2019	2018	2017	2019	2018	2017
Net income allocable to Common Shareholders	$362,715	$42,873	$177,467	$345,150	$69,680	$150,365
Add: Depreciation and amortization(1)	14,305	15,511	15,620	29,740	32,279	30,672
Add: Provision for loan losses	110	18,892	(600)	13	18,037	(5,528)
Add: Impairment of assets(2)	1,102	16,680	10,284	4,953	20,780	14,696
Add: Stock-based compensation expense	9,705	3,503	3,915	13,954	12,593	9,796
Add: Loss on early extinguishment of debt	-	2,164	565	468	2,536	775
Add: Non-cash interest expense on senior convertible notes	1,238	1,176	-	2,460	2,336	-
Add: Deferred gain on sale(3)	-	-	55,500	-	-	55,500
Less: Losses on charge-offs and dispositions(4)	(72,315)	(57,153)	(8,811)	(80,000)	(61,460)	(14,127)
Adjusted income allocable to common shareholders(3)	$316,860	$43,646	$253,940	$316,738	$96,781	$242,149

Note: $ in thousands.

In addition to net income (loss) prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we use adjusted income, a non-GAAP financial measure, to measure our operating performance. Adjusted income is used internally as a supplemental performance measure adjusting for certain non-cash GAAP measures to give management a view of income more directly derived from operating activities in the period in which they occur. Adjusted income is calculated as net income (loss) allocable to common shareholders, prior to the effect of depreciation and amortization, provision for (recovery of) loan losses, impairment of assets, stock-based compensation expense, the imputed non-cash interest expense recognized for the conversion feature of our senior convertible notes, the non-cash portion of gain (loss) on early extinguishment of debt and is adjusted for the effect of gains or losses on charge-offs and dispositions on carrying value gross of loan loss reserves and impairments ("Adjusted Income").

Adjusted Income should be examined in conjunction with net income (loss) as shown in our consolidated statements of operations. Adjusted Income should not be considered as an alternative to net income (loss) (determined in accordance with GAAP), or to cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor is Adjusted Income indicative of funds available to fund our cash needs or available for distribution to shareholders. Rather, Adjusted Income is an additional measure we use to analyze our business performance because it excludes the effects of certain non-cash charges that we believe are not necessarily indicative of our operating performance while including the effect of gains or losses on investments when realized. It should be noted that our manner of calculating Adjusted Income may differ from the calculations of similarly-titled measures by other companies.

(1) Depreciation and amortization also includes our proportionate share of depreciation and amortization expense for equity method investments and excludes the portion of depreciation and amortization expense allocable to noncontrolling interests.
(2) Impairment of assets includes impairments on equity method investments recorded in "Earnings from equity method investments" in our consolidated statements of operations.
(3) Adjusted Income for the six months ended June 30, 2018, as previously reported, included a $75.9 million add-back attributable to aggregate deferred gains on our retained interests in entities to which we sold or contributed properties prior to 2018 and a $3.3 million add-back for depreciation related to such properties. We recognized those gains in our GAAP retained earnings as of January 1, 2018 when we adopted a new accounting standard that mandated such recognition. We are retrospectively modifying our presentation of Adjusted Income for 2018 and 2017, as shown in the table above, to reflect the effects of the dispositions in the periods in which they occurred. Adjusted Income for the three and six months ended June 30, 2017 shown in the table above includes $55.5 million of the aggregate deferred gain, which resulted from the sale of our Ground Lease business to SAFE in the second quarter of 2017. The remaining $23.7 million of the aggregate deferred gains are not shown in the table above because the disposition transactions occurred prior to 2017. Adjusted Income as previously reported (i.e., prior to the retrospective modification) for the three and six months ended June 30, 2018 was $43.6 million and $176.0 million, respectively, and for the three and six months ended June 30, 2017 was $198.4 million and $186.6 million, respectively.
(4) Represents the impact of charge-offs and dispositions realized during the period. These charge-offs and dispositions were on assets that were previously impaired for GAAP and reflected in net income but not Adjusted Income.

Consolidated Balance Sheets

	As of June 30, 2019	As of December 31, 2018
Assets		
Real Estate		
Real estate, at cost	$1,640,816	$2,076,333
Less: accumulated depreciation	(219,214)	(305,314)
Real estate, net	1,421,602	1,771,019
Real estate available and held for sale	12,770	22,551
Total real estate	1,434,372	1,793,570
Net investment in leases	421,842	-
Land and development, net	668,656	598,218
Loans receivable and other lending investments, net	902,146	988,224
Other investments	564,170	304,275
Cash and cash equivalents	330,099	931,751
Accrued interest and other lending investments, net	9,079	10,669
Deferred operating lease income receivable, net	49,111	98,302
Deferred expenses and other assets, net	386,552	289,268
Total Assets	$4,766,027	$5,014,277
Liabilities and Equity		
Accounts payable, accrued expenses and other liabilities	$345,641	$316,251
Liabilities associated with properties held for sale	685	2,341
Loan participations, net	29,948	22,484
Debt obligations, net	3,068,556	3,609,086
Total Liabilities	$3,444,830	$3,950,162
Total iStar shareholders' equity	1,123,633	862,978
Noncontrolling interests	197,564	201,137
Total Equity	$1,321,197	$1,064,115
Total Liabilities and Equity	$4,766,027	$5,014,277

Note: Unaudited. $ in thousands.

iStar

Adjusted Common Equity Reconciliation

	As of June 30, 2019	As of March 31, 2019
Total shareholders' equity	$1,123,633	$810,371
Less: Liquidation preference of preferred stock	(505,000)	(505,000)
Common shareholders equity	$618,633	$305,371
Add: Accumulated depreciation and amortization[(1)]	253,710	349,656
Add: Proportionate share of depreciation and amortization within equity method investments	26,115	21,561
Add: General reserves	12,520	12,410
Adjusted common equity	$910,978	$688,998
Common shares outstanding - basic	62,202	66,061
Common equity per share	$9.95	$4.62
Common equity per share with SAFE MTM	$13.47	$5.23
Adjusted common equity per share	$14.65	$10.43
Adjusted common equity per share with SAFE MTM	$18.02	$10.92

Note: Unaudited. Amounts in thousands, except for per share data. SAFE mark-to-market is based on the 6/30/19 stock price of $30.20 and 20.6M shares and 3/31/19 stock price of $21.81 and 20.3M shares.

We use adjusted common equity, a non-GAAP financial measure, as a supplemental measure to give management a view of equity allocable to common shareholders prior to the impact of certain non-cash GAAP measures. Management believes that adjusted common equity provides a useful measure for investors to consider in addition to total shareholders equity because cumulative effect of depreciation and amortization expenses and provisions for general reserves calculated under GAAP may not necessarily reflect an actual reduction in the value of the Company's assets.

Adjusted common equity should be examined in conjunction with total shareholders' equity as shown on the Company's consolidated balance sheet. Adjusted common equity should not be considered an alternative to total shareholders' equity (determined in accordance with GAAP), nor is adjusted common equity indicative of funds available for distribution to shareholders. It should be noted that our manner of calculating adjusted common equity may differ from the calculations of similarly-titled measures by other companies.

iStar

(1) Net of amounts allocable to non-controlling interests and includes accumulated depreciation and amortization associated with real estate available and held for sale.

Q2 '19 Gross Book Value Reconciliation

	Real Estate Finance	Net Lease	Operating Properties	Land & Development	Corporate / Other	Total
Real estate, net	-	$1,250	$172	-	-	$1,422
Real estate available and held for sale	-	-	13	-	-	13
Net investment in leases	-	422	-	-	-	422
Land and development, net	-	-	-	$669	-	669
Loans receivable and other lending investments, net	$858	44	-	-	-	902
Real estate-related intangibles, net	-	106	5	-	-	111
Other investments	-	408	69	43	$44	564
Net Book Value	**$858**	**$2,230**	**$259**	**$711**	**$44**	**$4,102**
Add: Accumulated depreciation and general loan loss reserves	13	208	12	9	-	241
Add: Accumulated amortization related to intangibles	-	15	12	-	-	27
Add: Proportionate share of joint venture accumulated depreciation	-	9	14	-	-	24
Gross Book Value	**$871**	**$2,463**	**$296**	**$721**	**$44**	**$4,394**
Add: Cash	-	-	-	-	-	$330
Portfolio Gross Book Value	**$871**	**$2,463**	**$296**	**$721**	**$44**	**$4,724**

Note: $ in millions. Figures in this table may not foot.

Glossary

Funding/Capex (Net Lease, Operating Properties, Land & Development)	Acquisition price, capitalized acquisition costs, capital expenditures, contributions to equity method investments, capitalized payroll and capitalized interest.
Funding/Capex (Real Estate Finance)	Cash funded on loans, plus deferred interest capitalized to the loan balance, exclusive of original issued discount, origination and arrangement fees held back at origination.
Gross Book Value (Net Lease, Operating Properties, Land & Development)	Basis assigned to physical real estate property (land & building), net of any impairments taken after acquisition date and net of basis reductions associated with unit/parcel sales, plus our basis in equity method investments, plus lease related intangibles, capitalized leasing costs and excluding accumulated depreciation and amortization, and for equity method investments, excluding the effect of our share of accumulated depreciation and amortization.
Gross Book Value (Real Estate Finance)	Principal funded including any deferred capitalized interest receivable, plus protective advances, exit fee receivables and any unamortized origination / modification costs, less purchase discounts and specific reserves. This amount is not reduced for general reserves.

Disclaimer: Set forth in the Glossary are the current definitions of certain items that we use in this presentation. This Glossary is intended to facilitate a reader's understanding of this presentation. There can be no assurance that we will not modify these terms in future presentations as we deem necessary or appropriate.

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Glossary Cont'd

Net Book Value (Net Lease, Operating Properties, Land & Development)	Gross Book Value net of accumulated depreciation and amortization.
Net Book Value (Real Estate Finance)	Gross Book Value for Real Estate Finance less general reserve for loan loss.
Net Operating Income	Operating lease income and other income less operating expenses.
Proceeds (Net Lease, Operating Properties, Land & Development)	Includes sales price for assets sold, less selling costs, less seller financing plus return of capital from equity method investments.
Proceeds (Real Estate Finance)	Collection of principal, deferred and capitalized interest, exit fees, origination fees previously netted against principal at inception, or original issue discount. Includes proceeds from sales of securities.
Yield (Net Lease)	Calculated as net operating income for the quarter annualized divided by the average Gross Book Value during the period.
Yield (Operating Properties)	Calculated as the net operating income for the quarter annualized, plus our share of depreciation and interest expense attributable to our investment in equity method investments, divided by the sum of the (i) average Gross Book Value during the period plus (ii) our share of accumulated depreciation and amortization, and interest expense attributable to our investment in equity method investments.
Yield (Real Estate Finance)	Interest income, for the quarter, annualized, divided by the average daily Gross Book Value of Real Estate Finance.